UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2019

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On May 20, 2019, Flotek Industries, Inc. (the “Company”), John W. Chisholm, President, Chief Executive Officer and Chairman of the board of directors (the “Board”) of the Company, Protechnics II, Inc. (“Protechnics”) and Chisholm Management, Inc. (“CMI,” and together with Protechnics, the “Chisholm Companies”) entered into a Termination and Release Agreement.

Pursuant to the Termination and Release Agreement, the parties agreed to terminate the Fifth Amended and Restated Services Agreement, dated as of April 15, 2014, by and among the Chisholm Companies and the Company (the “Services Agreement”) and that certain Letter Agreement, dated as of April 15, 2014, by and between the Company and Mr. Chisholm (the “Letter Agreement”). In connection with such termination, Mr. Chisholm and the Company entered into the Chisholm Employment Agreement (as defined below).

Summaries of the material terms of each of the Services Agreement and the Letter Agreement may be found in the Current Report on Form 8-K filed by the Company on April 21, 2014, which summaries are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with John W. Chisholm

On May 20, 2019, the Company and Mr. Chisholm entered into an Employment Agreement (the “Chisholm Employment Agreement”) dated effective as of April 1, 2019 (the “Effective Date”), pursuant to which Mr. Chisholm will continue to serve as the Chief Executive Officer and President of the Company under the terms set forth therein. The Chisholm Employment Agreement provides for a term of employment from the Effective Date until the earlier of (i) March 31, 2020 or any extension or renewal period, (ii) Mr. Chisholm’s resignation with or without Good Reason (as defined in the Chisholm Employment Agreement) or Mr. Chisholm’s death or disability, or (iii) Mr. Chisholm’s termination by the Company with or without cause.

The Chisholm Employment Agreement provides, among other things, that (i) Mr. Chisholm will earn an annual base salary of $550,000, (ii) Mr. Chisholm will be granted 85,000 shares of restricted stock of the Company under the Company’s 2018 Long-Term Incentive Plan and related award agreement, which shall vest upon Mr. Chisholm’s termination of employment or March 31, 2020, whichever is earlier; (iii) Mr. Chisholm will be eligible for quarterly and annual bonuses in accordance with (1) the Company’s management incentive plan at a level of 110% of base salary for 2019 and 2020 and (2) the Company’s performance unit plan at an award value factor of 2.25 in 2019 and 2020; (iv) Mr. Chisholm will be reimbursed by the Company for all reasonable expenses incurred in the course of performing duties under the Chisholm Employment Agreement; and (v) upon termination of Mr. Chisholm’s employment by the Company for any reason, by Mr. Chisholm with Good Reason, and upon expiration of the Chisholm Employment Agreement at the end of his employment period, and subject to the satisfaction of certain other specified conditions, Mr. Chisholm will be entitled to receive severance compensation of (1) $3,612,000, payable in monthly installments at the end of each of the 24 full calendar months following the execution and effectiveness of a release agreement and in an amount equal to one-twenty-fourth of such severance compensation, (2) the time-vested portion of the 2019 Performance Unit Plan (the “2019 PUP”), and (3) certain continued health coverage reimbursements upon election.

In connection with the Chisholm Employment Agreement, on May 20, 2019, Mr. Chisholm and the Company entered into a Confidentiality and Restrictive Covenants Agreement (the “Confidentiality Agreement”). Pursuant to the Confidentiality Agreement, among other things, for a period of six months following the termination of his employment with the Company, Mr. Chisholm agreed not to (i) disclose or use the Company’s Confidential Information (as defined in the Confidentiality Agreement) for any purpose other than the performance of his duties or as otherwise provided in the Confidentiality Agreement; (ii) compete against the Company; (iii) solicit customers of the Company; or (iv) solicit or hire Company employees.

The description of the Chisholm Employment Agreement is qualified in its entirety by reference to the copy thereof filed as Exhibit 10.1 to this Form 8-K, which is incorporated by reference.

First Amendment and Restated Employment Agreement with Elizabeth T. Wilkinson

On May 20, 2019, the Company and Elizabeth T. Wilkinson entered into the First Amended and Restated Employment Agreement (the “Wilkinson Employment Agreement”), dated effective as of the Effective Date, pursuant to which Ms. Wilkinson will continue to serve as Chief Financial Officer of the Company. The Wilkinson Employment Agreement provides for a term of employment from the Effective Date until the earlier of (i) December 31, 2020, (ii) Ms. Wilkinson’s resignation with or without Good Reason (as defined in the Wilkinson Employment Agreement) or Ms. Wilkinson’s death or disability, or (3) Ms. Wilkinson’s termination by the Company with or without Cause (as defined in the Wilkinson Employment Agreement).

The Wilkinson Employment Agreement provides, among other things, that (i) Ms. Wilkinson will earn an annual base salary of $350,000; (ii) Ms. Wilkinson will be eligible for quarterly and annual bonuses in accordance with (1) the Company’s management incentive plan at a level of 75% of base salary for 2019 and (2) the Company’s performance unit plan at an award value factor of 1.35 in 2019; (iii) Ms. Wilkinson will be reimbursed by the Company for all reasonable expenses incurred in the course of performing duties under the Wilkinson Employment Agreement; and (iv) upon termination of Ms. Wilkinson’s employment by the Company without Cause or by Ms. Wilkinson with Good Reason prior to the end of her employment period, and subject to the satisfaction of certain other specified conditions, Ms. Wilkinson will be entitled to receive severance compensation of (1) an amount equal to 150% of her annual base salary and target bonus under the then applicable Management Incentive Plan of the Company payable in nine monthly installments equal to one-ninth of such severance compensation, payable at the end of each of the next nine full calendar months following the first full calendar month after Ms. Wilkinson’s execution and effectiveness of a release agreement and (2) certain continued health coverage reimbursements upon election.

The description of the Wilkinson Employment Agreement is qualified in its entirety by reference to the copy thereof filed as Exhibit 10.2 to this Form 8-K, which is incorporated herein by reference.

Wilkinson Restricted Stock Grant

On May 20, 2019, the Board approved a grant to Ms. Wilkinson of 40,000 shares of restricted stock of the Company under the Company’s 2018 Long-Term Incentive Plan and related award agreement, which shall vest on May 24, 2020.

Compensatory Arrangements of Certain Officers

2019 Management Incentive Plan

On May 20, 2019, the Compensation Committee (the “Compensation Committee”) of the Board adopted a Management Incentive Plan (the “2019 MIP”) with respect to certain of its senior executive officers in order to provide appropriate incentives to work towards the continued growth and success of the Company.

The 2019 MIP provides for the payment of cash bonuses to management personnel selected by the Compensation Committee, including all of the named executive officers. These bonuses are expressed as a percentage of each participant’s annual base salary as of the date the 2019 MIP becomes applicable to a participant (the “Target Bonus Percentage”). The Target Bonus Percentage for Mr. Chisholm is 110% of base salary. The Target Bonus Percentage for other participants is 75% of base salary.

Bonuses under the 2019 MIP are made up of three separate parts: a bonus based on Earnings Before Interest, Taxes, Depreciation and Amortization (the “EBITDA Bonus”), a bonus based on revenues (the “Revenue Bonus”) and a bonus based on the achievement of certain goals set by the Compensation Committee for each participant (the “Goal Bonus”).

The EBITDA Bonus and the Revenue Bonus are determined for four bonus periods: the second, third, and fourth quarter of 2019, and for all of 2019, based on quarterly financial targets established by the Compensation Committee. The Goal Bonus applies to each of the four quarters of 2019.

The EBITDA Bonus accounts for 50% of the total bonus potentially payable under the 2019 MIP. The EBITDA Bonus is based on the Company’s Adjusted EBITDA. “Adjusted EBITDA” means the consolidated EBITDA of the Company, excluding the results from any operations considered discontinued operations for GAAP purposes, plus any amounts deducted in computing EBITDA with respect to noncash stock compensation and the 2019 MIP. The Compensation Committee has discretion to equitably adjust Adjusted EBITDA for other noncash and/or nonrecurring charges not directly related to the ongoing operations of the Company and the effect of any acquisition or disposition of any assets and/or lines of business or the impact of any extraordinary or nonrecurring items. The EBITDA Bonus target amount of a participant equals 50% of the target bonus of that participant. Depending on the performance of the Company’s Adjusted EBITDA for a bonus period, a percentage (ranging from 0-150%) will be applied to 25% of the each participant’s EBITDA target bonus amount to determine the EBITDA Bonus for a participant for that bonus period.

The Revenue Bonus accounts for 20% of the total bonus potentially payable under the 2019 MIP. The Revenue Bonus is based on the performance of the Company’s “Revenue.” Revenue is consolidated revenue, as determined pursuant to GAAP, excluding the results from any operations considered discontinued operations for GAAP purposes. The Compensation Committee has the discretion to equitably adjust Revenue to reflect the effect of any acquisition or disposition of any assets and/or lines of business and other extraordinary, nonrecurring items. Similar to the EBITDA Bonus, (i) the Revenue Bonus target amount of a participant equals 20% of the target bonus of that participant, and (ii) depending on the performance of the Company’s Revenues, a percentage (ranging from 0-150%) will be applied to 25% of the Revenue Bonus target amount to determine the Revenue Bonus for a participant for that bonus period.

The Goal Bonus accounts for 30% of the total bonus potentially payable under the 2019 MIP. The Compensation Committee will inform the participant each quarter in writing of the goals which the Compensation Committee has established as being the criteria to be met by the participant in order to receive his/her Goal Bonus. The Compensation Committee may establish more than one goal for the participant and may allocate the Goal Bonus of that participant among the goals. The Goal Bonus (or a part thereof) shall be payable to the participant if the Compensation Committee determines, in its discretion, that the goal(s) that the Compensation Committee has determined to be applicable to that participant for that Goal Bonus has been achieved by the participant. The Goal Bonus shall equal 30% of the Goal Bonus Percentage of that participant, multiplied by the annual base salary of the participant as of the date that the 2019 MIP becomes applicable to the participant. The Goal Bonus percentage ranges between 0% and 200% depending on the level of achievement by the individual participant.

2019 Performance Unit Plan

On May 20, 2019, the Compensation Committee adopted the 2019 PUP to provide appropriate incentives to work towards the continued growth and success of the Company.

The 2019 PUP permits the Company to grant shares of restricted stock and Performance Units (collectively, the “Awards”) to its senior executive officers. Pursuant to the 2019 PUP, the Awards will be based on a dollar value (the “Award Value”) determined by multiplying a factor as set forth in the table below by the annual salary of the participant. The total Award Value for each participant is allocated as follows:

•	40% restricted stock;

•	30% Performance Units based on total shareholder return (“TSR”) in connection with the Company’s peer group (the “TSR Peer Group Awards”); and

•

30% Performance Units based on TSR in connection with the Oilfield Equipment and Services and Oil and Gas Drilling Global Industry Classification Standard (GICS) constituent companies (n=49) of the Russell 2000 Index (“Russell 2000 OFS Index”) (the “TSR Index Awards” and together with the TSR Peer Group Awards, the Performance Unit Awards”).

Each participant will be granted the number of shares of restricted stock equal to 40% of the Award Value of the participant divided by $4.00 per share. The shares of restricted stock vest in one-third increments, with the last vesting December 31, 2021.

Each participant will be granted the number of TSR Peer Group Awards and TSR Index Awards each equal to 30% of the Award Value of the participant divided by $4.00 per share. The Performance Unit Awards have a three-year performance period ending December 31, 2021.

With respect to the TSR Peer Group Awards, “Total Shareholder Return” is calculated with respect to the Performance Period for the Company and each company in the Company’s peer group, based on a comparison between (i) the average closing price of common stock of the respective company for the last 20 trading days before the end of the applicable Performance Period (adding to such amount, if any, dividends paid per share by any of the companies during the Performance Period) (the “Ending Value”), and (ii) the average closing price of Common Stock for the 20 trading days immediately preceding the first day of the Performance Period (the “Beginning Price”). Total Shareholder Return is to be measured by subtracting the Beginning Price from the Ending Value to determine the “Value Increase”, and then dividing the Value Increase by the Beginning Price. Participants can earn restricted shares equal to 0% to 200% of the TSR Peer Group Awards depending on the Company’s performance relative to its peer group.

With respect to the TSR Index Awards, “Total Shareholder Return” is calculated with respect to the Company’s stock price relative to the Russell 2000 OFS Index, based on a comparison between (i) Ending Value, and (ii) Beginning Price. Total Shareholder Return is to be measured by subtracting the Beginning Price from the Ending Value to determine the “Value Increase”, and then dividing the Value Increase by the Beginning Price. Participants can earn restricted shares equal to 0% to 200% of the TSR Index Awards depending on the performance of the Company’s stock price relative to the Russell 2000 OFS Index.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1	Chisholm Employment Agreement, dated effective April 1, 2019

10.2	Wilkinson Employment Agreement, dated effective April 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: May 24, 2019	/s/ Elizabeth T. Wilkinson
Elizabeth T. Wilkinson
Chief Financial Officer